Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

Subsidiaries of FleetCor Technologies, Inc.

Subsidiary	Jurisdiction of Organization
FleetCor Technologies Operating Company, LLC	Georgia, United States
FleetCor Fuel Cards, LLC	Delaware, United States
FleetCor Funding, LLC	Delaware, United States
Mannatec, Inc.	Georgia, United States
Fleet Management Holding Corporation	Delaware, United States
Discrete Wireless, Inc.	Georgia, United States
CFN Holding Co.	Delaware, United States
CLC Group, Inc.	Delaware, United States
Corporate Lodging Consultants, Inc.	Kansas, United States
Crew Transportation Specialists, Inc.	Kansas, United States
FleetCor Commercial Card Management (Canada) Ltd.	British Columbia, Canada
FleetCor Technologies Mexico, SA de RL de CV	Mexico
Efectivale, SA de CV	Mexico
Efectivale Servicios, SA de CV	Mexico
FleetCor Technologies Operating Company, LLC—CFN Holding Co. S.e.n.c	Luxembourg
FleetCor Luxembourg Holding1 S.à.r.l.	Luxembourg
FleetCor Luxembourg Holding2 S.à.r.l.	Luxembourg
FleetCor Luxembourg Holding3 S.à.r.l.	Luxembourg
FleetCor Luxembourg Holding4 S.à.r.l.	Luxembourg
FleetCor Technologieën B.V.	The Netherlands
FleetCor UK Acquisition Limited	United Kingdom
FleetCor Europe Limited	United Kingdom
Allstar Business Solutions Limited	United Kingdom
CH Jones Limited	United Kingdom
The Fuelcard Company UK Limited	United Kingdom
FleetCor Fuel Cards (Europe) Limited	United Kingdom
CCS Ceska spolecnost pro platebni karty sro	Czech Republic
CCS Slovenska spolecnost pro platebne karty sro	Slovakia
CarNet System (Slovakia) sro	Slovakia
Limited Liability Company “Petrol Plus Region”	Russia
Limited Liability Company “STC” “Petro Plus”	Russia
Limited Liability Company “TD NCT”	Russia
Limited Liability Company “ASP GROUP YUG”	Russia
Limited Liability Company ASP Mordovia	Russia
Limited Liability Company “ASP GROUP”	Russia
Limited Liability Company “Auto-Line”	Russia
UAB “Transit Card International”	Lithuania
Transit Card Int’l Polska Sp. z.o.o.	Poland
OU Transit Cargo International	Estonia
Limited Liability Company “Avto Kart Neft”	Russia
CJSC Processingovaya Companiya “Eltop”	Russia
Limited Liability Company “OILCARD”	Russia
Limited Liability Company “NCT Software”	Russia
Limited Liability Company Processingovaya Companiya “Petrol Plus”	Russia
Business Fuel Cards Pty Limited (formerly FC Tech Aus Pty Limited)	Australia
FleetCor Technologies New Zealand Limited	New Zealand
Cardlink Systems Limited	New Zealand

Subsidiary	Jurisdiction of Organization
VB – Servicios, Comercio E Administracao Ltda.	Brazil
GESTREK – Servico de Gestao, Call Center E Logistica Empresarial Ltda.	Brazil
DBTRANS S.A.	Brazil
DBTRANS ADMINISTRADORA DE CARTÃO DE CRÉDITO LTDA.	Brazil
DBTRANS CORRETORA DE SEGUROS S.A.	Brazil
DBT TECNOLOGIA E DESENVOLVIMENTO DE SISTEMAS S.A.	Brazil
CTF Technologies (Canada), ULC	Brazil
CTF Technologies do Brasil, Ltda.	Brazil
Epyx Limited	United Kingdom
Epyx France SAS	France